UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 12, 2008
Belden Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-12561	36-3601505

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7733 Forsyth Boulevard, Suite 800
St. Louis, Missouri 63105
(Address of Principal Executive Offices, including Zip Code)
(314) 854-8000
(Registrant’s telephone number, including area code)
n/a
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	3
SIGNATURES	4
EXHIBIT INDEX
10.1 First Amendment to Amended and Restated Executive Employment Agreement	3

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective as of December 1, 2008 (executed by the Company on December 12, 2008), John Stroup, the President and Chief Executive Officer of Belden Inc. (the “Company”), has entered into a First Amendment to Amended and Restated Executive Employment Agreement (the “First Amendment”) with the Company. The First Amendment amends Mr. Stroup’s Amended and Restated Executive Employment Agreement, dated April 1, 2008. The amendments to Mr. Stroup’s Amended and Restated Executive Employment Agreement are primarily designed to conform such agreement to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the final Treasury Regulations related thereto. The First Amendment is included in this Form 8-K as Exhibit 10.1 and is incorporated herein by reference; it should be read in its entirety for a complete description of its provisions.
     Item 9.01 Financial Statements and Exhibits
     (c) Exhibits.
10.1	First Amendment to Amended and Restated Executive Employment Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN INC.
Date: December 17, 2008	By:	/s/ Kevin Bloomfield
Kevin Bloomfield

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